No: 0704-729446349-01
FIRST SINO BANK

Company Name: Kid Castle Educational Software Development Company Limited
Company Address: Room 403D, 768 Quxi Road, Luwan District, Shanghai

To: Min-Tan Yang
About: Financing Limit Contract

To Who May Concern:

We are pleased to provide the following financing limit (the “limit”) to your party according to the General Terms concluded with your party and the terms and conditions as follows:

1. Amount: The maximum amount is RMB3,000,000 (RMB Three Million) and/or USD            (USD      ).

2. Specified Limit: Use as the short-term loan circularly in the period of 1 year, the longest term of each drawing should not exceed 6 months, the expiration day of each drawing (the expiration day) should be noted in the drawing notice of that drawing.

The outstanding balance under this letter of limit (no matter whether the current, coming, actual or contingent balance) should not exceed RMB3,000,000 (RMB Three Million) at any moment.

3. Guarantee: Min-Tan Yang and Kid Castle Internet Technologies Limited issue the counter-guarantee agreement, while the guarantor is Lotus Worldwide Limited (registered in British Virgin Islands).

4. Interest: The current annual interest rate applicable for each RMB drawing is the benchmark interest rate of 6 months’ RMB loan published by the People’s Bank of China in the drawing day, and the subsequent floating rate will be adjusted according to the capital status of this bank. If the People’s Bank of China adjusts the benchmark interest rate, the interest rate of this bank will be adjusted correspondingly in the next day when the interest rate adjustment of People’s Bank of China becomes effective. Your party should pay the interest of the period of each drawing based on the actual days on each 21st of the month, and pay the outstanding interest of each drawing to this bank on the expiration day.

The interest rate of USD loan is the SIBOR of the same term plus 1%, and it will be adjusted subsequently according to the capital status of this bank, your party should pay the interest of each drawing to this bank in the last day of each term.

5. Drawing: Your party should submit a drawing notice at least 3 bank business days before the date requesting drawing for each drawing under the premise of other regulations of this letter of limit.

6. Reimbursement: Unless this bank agrees to extend the time limit or change the term, the principal of each drawing should be reimbursed fully at the due date of the drawing.

7. Expenses: For the bank commission charge and other charges, the standard expense rate of this bank will be referred.

8. Taxes: For the sales tax and other taxes and expenses regulated by the government of China, the relevant regulations will be referred.

9. Period of Validity of Limit: 16 April 2007 to 30 April 2008.

10. Documents: The use of limit should satisfy the requirements of each standard document of this bank, which include but are no limited to:

◇ The standard “General Terms” of this bank;

◇ The resolution of your board of directors to approve and accept this limit;

◇ The resolution of board of directors of Kid Castle Internet Technologies Limited to agree to provide guarantee for your party;

◇ The counter-guarantee agreement issued by Kid Castle Internet Technologies Limited;

◇ The counter-guarantee agreement issued by Min-Tan Yang;

◇ The letter of guarantee issued by Lotus Worldwide Limited;

◇ Other documents that may be requested by this bank.

11. Applicable Laws: This letter of limit and its conditions and terms are applicable to and interpreted according to the laws of the People’s Republic of China.

12. Jurisdiction: The dispute resulted from or related with this letter of limit is governed by the court of Shanghai with jurisdiction.

13. Foreign Exchange Management
If there is the USD in the loan, your party promises:

13.1 provide the following original loan use vouchers when repaying the principal and paying the interest, which include but are not limited to the foreign exchange receipt certificate, exchange settlement sanction and exchange memo, non-trade payment declaration, principal and interest sanction, written application to purchase foreign exchange to reimburse the loan and other vouchers requested by Shanghai Administration of Foreign Exchange;

13.2 authorize this bank the right to modify this letter of limit at any moment without condition when the laws and regulations on foreign exchange administration change.

14. Others
Each drawing granted by this bank according to this letter of limit, each drawing notice and corresponding loan confirmation file is an independent loan. The drawing notice submitted by your party for each drawing and countersigned by this bank should compose of the final agreement and independent contract between your party and this bank for the conditions and terms of that drawing together with the articles of this letter of limit.

The usability of limit is based on the non-acceptance and depends on the frequent checkup by this bank and the decision whether to extend gradually. According to the general bank conventions and no matter how the above-mentioned terms and conditions state, this bank is entitled to (1) judge and decide discretionarily to provide the loan one by one and not obligated to provide each loan applied by your party, and (2) cancel or alter the limit or request your party to discharge all or any party loan immediately without notice in advance, no matter whether the limit is expired or there is the actual or contingent loan.

Any fund not reimbursed or paid by your party at term under this letter of limit is applicable for the penalty interest rate on the overdue day; for RMB part, this bank will calculate on the base of the interest rate level stated in this letter of limit plus 50%, for USD part, this bank will calculate on the base of the interest rate stated in this letter of limit plus 3 percentage points, this bank reserves the right to collect the compound interest for the un-reimbursed or unpaid interest. If the People’s Bank of China adjusts the penalty interest rate of RMB or this bank adjusts the penalty interest rate of USD, this bank reserves the right to adjust the above-mentioned interest rate itself. The overdue interest and compound interest should be paid on the date specified by this bank.

It is the premise of the use and continual usability of limit to satisfy the document requirement and all the terms of conditions(including all the terms and conditions of the “General Terms” signed by your party; if there is any inconsistency with this letter of limit, then the terms and conditions in this letter of limit is referred) under the letter of limit.

This bank reserves the right to transfer the rights and obligations under the letter of limit according to the regulations of laws.

If your party accepts the above-mentioned terms and conditions, please hand back the original copy of the signed letter of limit together with the resolution of your board of directors to lend the loan from this bank to this bank before 30 April 2007.

First Sino Bank

_________________________	Contract Seal of First Sino Bank
Authorized Signature	Official Seal
Signature Date: 20 April 2007

This party ratifies, confirms and accepts all the above-mentioned terms and conditions.
Kid Castle Educational Software Development Company Limited

Xu Xiaoshun	Kid Castle Educational Software Development Company Limited
Authorized Signature	Official Seal
Signature Date: 20 April 2007

General Items and Conditions

To: First Sino Bank

Whereas First Sino Bank (hereinafter referred to as “your bank”, including inheritors and assignees) agrees to open or keep our accounts of any nature or provide or continue to provide us, or other persons, firms, companies or entities with bank financing, money lending and other services based on the time limit that your bank thinks to be appropriate, we, Kid Castle Educational Software Development Company Limited which is located at Room 403D, 768 Quxi Road, Luwan District, Shanghai, unconditionally and irreversibly make the following commitments to your bank:

1. Definition of the debt
The word “debt”(one sum or several sums of debts) in this agreement refers to the debt that our company owes to your bank at present (including debts that our company owed to your bank in the past and haven’t been paid yet)or that our company will owe to your bank in the future. The debt may be in the form of a cheque, a draft, a casher’s cheque, a bond or any other certificates of creditor’s right; The debt may deal with the principal, interest, breach penalty, damage compensation or any other expenses; The debt may be a preexisting, related or single debt; The debt may be secured or unsecured; The debt may be matured or unmatured; The amount of the debt may be affirmed or hasn’t been affirmed yet; The debt may be borne by us as the principal debtor, joint guarantor, endorser, common guarantor, or consigner of credit bills, etc.; The debt may be borne by our company due to our own acts or as the result of the debt transfer; Also, the debt may be borne by us directly or as the agent of a third party.

2. Interests
2.01 It is clearly prescribed that the money that our company needs to pay your bank includes payable interests. We shall discuss with your bank about the interest rate. If not, we shall pay interests according to the interest rate prescribed by your bank. The interest will be calculated day by day and must be paid before the habitual pay day of your bank.

2.02 We agree that your bank may charge our company for the interest of an overdue payment, and the amount of the interest will be calculated according to the compound interest rate determined by your bank.

2.03 The statement of payable interests issued by any senior employee of your bank will be binding upon our company, provided that the statement has no major mistakes.

3. Guarantee
3.01 Your bank may, according to our company’s demands, on behalf of our company or for the interests of our company, issue the guarantee statement, the compensation guarantee, the spare letter of credit or other payment commitment statements, or bear responsibilities by other means. And our company unconditionally and irreversibly agrees to compensate your bank for any losses as a result of claim for compensation, claim, legal action, getting into a debt, expenses, losses and expenditures caused by the above mentioned acts of guaranteeing, and will pay your bank any money caused by the above mentioned acts of guaranteeing without setting any limits.

3.02 You bank may, without prior notice, debit money paid by your bank, your agency bank or agent as a result of the act of guaranteeing to one or several accounts of our company and charge us related money and interests.

3.03 Your bank may pay any money required by the act of guaranteeing, without enquiring our company or receiving our approval and having no the responsibility to check whether the claim is reasonable or not (even our company has questions on the effectiveness of that claim). Our company shall accept any claim of your bank and pay any payable payments.

3.04 Our company promises to deposit the money that your bank, your agency bank or agent may pay as a result of the act of guaranteeing into your bank at the time when your bank asks our company to do so, unless the guarantee becomes invalid or is cancelled, in other words, we will keep the money deposited in your bank during the period that we must bear obligations or responsibilities under that guarantee. We will transfer such money and its total interests to your bank in the form of the additional guarantee, and promise not to withdraw, transfer, or pledge obligation rights or dispose or set obligation rights in other ways.

3.05 Any acts related to the guarantee that your bank take honestly for our company will have binding force upon us, but it doesn’t mean that your company will shoulder any responsibilities for our company. Your bank may terminate the guarantee or reduce responsibilities under the guarantee at any time, without prior notice to or receiving approval from our company.

3.06 The obligations of our company under this clause will not be affected by the following factors: For some reasons, indemnity, guarantee, pledge, payment or other rights become completely or partially invalid, defective, unable to be executed, or legally invalid, or fail to be executed or have to be cancelled; Your bank, without approval from our company or failing to notify our company, change, sell off or exempt indemnity, guarantee, pledge, payment or other rights, or extend the time limit, give favorable treatments or make some concessions or reach a compromise with any person, firm, company or other entities or make some concessions or doesn’t ask to make payments or terminate, change, give up, reduce or extend any guarantee items or conduct or fail to conduct any behaviors which can exempt our responsibilities under this clause.

3.07 Our company gives up any subrogation right, and agrees that, before your bank is compensated in accordance with 3.01, our company will not claim counteraction or counterclaim from any persons, firms, companies or other entities or claim compensation from these persons, firms, companies or entities when they have no the ability to make compensations, or receive interests or shares from indemnities, guarantees or pledges hold by your bank at present or in the future.

3.08 Sums received in accordance with Article 3 of this agreement will be entered to the credit of the temporary receipts account so as to reserve the right of your bank to confirm compensations that your bank claim from others.

3.09 In case that your bank, according to the demands of our company, issue or countersign any guarantee that a shipping company or shipping agent is the beneficiary, and make our company or our assignee able to pick up the goods without the issuance of any bill of lading or document: (1) our company will try our best to acquire all endorsed bills of lading or documents, and offer them to related shipping companies or shipping agents or your bank (if necessary), so as to release your bank’s guarantees rapidly and cancel them and return them to your bank; (2) your bank can, on behalf of our company, endorse any related bills of lading or other documents so that your bank can offer these bills of loading or other documents to related shipping companies or shipping agents; (3) in case of shipping in accordance with the documentary letter of credit, our company promises not to care about the discrepancies between documents received and documents required by related documentary letters of credit (if any), and will regard these documents as the documents required by related documentary letters of credit; (4) before obligations under the guarantee are released and bills of exchange related to the goods are accepted and settled, if the bill of lading or other documents related to the right of ownership bear the head of our company or the head according to our company’s instructions, they shall be endorsed by our company and then offered to your bank or endorsed according to your bank’s instructions, in addition, sums obtained from the sale or disposal in other ways of these goods will be kept by our company on behalf of your bank.

We agree that any other clauses or clauses in the letter of guarantee will not reduce or limit the rights of your bank or the obligations of our company under this agreement, no matter whether your bank will enjoy the right or not.

4. Documentary letter of credit
4.01 Article 4 of this agreement is applicable to the issuance of individual documentary letter of credit (“the documentary letter of credit”) by your bank according to our company’s demands. Each documentary letter of credit will be regarded as the individual contract object signed between your bank and our company. The Uniform Customs and Practices for Documentary Credits which will be amended by the International Trade Association irregularly is applicable to each documentary letter of credit. In case that there are any discrepancies between this agreement and the Uniform Customs and Practice, this agreement will prevail.

4.02 Our company empowers your bank to pay or accept (enter the account of our company) bills of exchange, sight bills or other bills (“drafts”) issued in accordance with any documentary letter of credit. (1) in case of sight bills, our company shall liquidate the sight bill when your bank asks our company to do so, or make payments related to that draft according to the demands of your bank; (2) in case of acceptance, our company shall, when your bank asks us to make the payment (no later than the business day prior to the maturity day), make the payment at the place assigned by your bank. The payment will be made in the currency related to the draft or the currency assigned by your bank. In case that the draft is paid in another type of currency, the amount of the payment will be calculated according to the announced exchange rate on the payment day assigned by your bank or the payment day related to the draft. Our company shall compensate your bank for any losses resulting from fluctuations in the exchange rate. If our company offers a draft with your bank as the payer to raise money for the above mentioned debts, the draft shall be honored by your bank. And the above mentioned provisions shall be applicable, as that the draft is issued and honored in accordance with the documentary letter of credit.

4.03 Claims for compensation, claims, legal actions, compensations for damages, expenses, losses, expenditures and other costs related the documentary letter of credit that your bank may pay include (but not limited to) (1) debts related to the documentary letter of credit that your bank, your agency banks or agents need pay to any confirming bank, notifying bank, negotiation bank or any other agency bank or agent or other person, or sums need to be paid to the above mentioned confirming bank, notifying bank, negotiation bank or their agency banks agents or other persons, and (2) transport costs, unloading expenses, storage expenses, and insurance premium, etc. Our company shall compensate your bank and free your bank from losses caused by the above mentioned items. Our company will offer your bank funds to pay the above mentioned debts or make payments related to the above items when required by your bank.

4.04 Our company have the obligation to unconditionally make payments to your bank or compensate your bank according to the instructions of your bank. In fact, your bank has, may have or will have legitimate reasons to refuse payments related to the documentary letter of credit.And debts related to the documentary letter of credit shall not be taken as the excuse for refusing any demands under this agreement. In addition, our company’s obligations to your bank will not be affected by the above mentioned affairs. Any draft based on the documentary letter of credit will be taken as the final evidence that your bank has or will have the responsibility to make payments.

4.05 Our company shall pay your bank commissions, other charges and interests related to each documentary letter of credit when required by your bank or at the due date for payment. The amounts of commissions, charges and interests shall be prescribed by your bank. Our company shall also pay your bank expenses resulting from the adherence to regulations on reserve funds concerning the execution of any documentary letter of credit or related drafts, or similar regulations.

4.06 Provided that Paragraph 7 of Article 4 of this agreement is not limited, your bank, your agency banks or agents will not take responsibilities for the following items. Also, the rights of your bank and obligations of our company under this agreement will not be affected by the following items.

(1) Any discrepancy between the description, characteristics, quality, quantity, status, packaging and value of the goods shown by the documentary letter of credit and those provided by the person who holds the documentary letter of credit, or the validity, completeness, correctness and trueness of the documentary letter of credit.

(2) Shipping time, place, method or order; Shipping only part of the goods or failing to ship the goods related to the documentary letter of credit or any other documents; The shipper or any other persons fails to obey instructions, delays, fails to perform or cheat others in the transport of the goods.

(3) Characteristics, sufficiency, validity and truthfulness of any insurance; the ability of or the responsibility for repaying debts of any insurance company; any other risks related to the insurance.

(4) The ability of and the responsibility of repaying debts of any party issuing documents for the goods, and its relationship with the goods

(5) Breach of the contracts between our company and shippers, sellers, other persons, firms, companies or other entities.

(6) Conformity to laws, regulations, customs or practices of the country in which the documentary letter of credit is negotiated or paid or circumstances related to these laws, regulations, customs or practices.

(7) In case that a draft fails to give indication of or fails to give clear indication of related documentary letter of credit, or any person fails to write down the amount of the draft on the back of the documentary letter of credit or fails to provide the documentary letter of credit or fails to submit related documents related to the draft or just offer the draft, your bank can give up the above mentioned regulations contained in the documentary letter of credit.

(8) Delay or failure in the acceptance or payment of the draft.

(9) Any mistake, omission, discontinuance or delay caused by transmitting or sending information by mail, telex, telegraph, fax or other means.

(10) Behaviors, failure to act, mistakes, neglects, breaches of the contract, having no the repayment capability or bankruptcy of any agency of your bank or agent; or the refusal of your bank, your agency banks, or agents to pay or accept drafts issued in accordance with the documentary letter of credit because of applicable laws or regulations made by governments of various levels or administrative authorities.

4.07 Unless our company gives written notices with opposite instructions, your bank and your agency banks or agents may:

(1) Regard documents issued or said to be issued by a shipper or its representative as the bill of lading and take the shipment date on the documents as the shipment date of the goods.

(2) Accept the insurance policy, the certificate of insurance or the binding slip as the insurance documents.

(3) Accept the goods name on the invoice to honor the bill of loading, the insurance policy or other documents, not considering whether there are differences between the goods name on these documents and that on the invoice.

(4) Collect and honor bills of lading (no matter whether it is signed or initialed) on which the provisions are printed, written or typed, and assume that when or before the bill of lading is issued, these provisions have been approved to be listed in the bill of lading.

(5) Honor documents of any nature that conform to the laws, regulations, customs or practices of the shipping or negotiation place.

(6) On the premise of conformity to the agreement, your bank may at any time decide at your discretion to refuse to issue the letter of credit, unless the transport documents are submitted.

4.08 Unless our company sends written notices with opposite instructions, your bank may:
(1) Ship part of the goods in accordance with any documentary letter of credit, and your bank and your agency banks or agents may honor or pay any draft related to the shipment of part of the goods.

(2) Your bank and your agency banks or agents may honor or pay any draft whose date is the maturity date of any documentary letter of credit or before that date, not considering when that draft is issued or negotiated. But dates of other necessary documents must be the same as the maturity date of that documentary letter of credit or before that date.

(3) If a documentary letter of credit prescribes that the goods shall be shipped by installments but the shipper fails to ship an installment of goods within the prescribed period, other installments shall still be shipped within their respective time limits. Your bank and your agency banks or agents may honor or pay any related drafts. Except the irrevocable documentary letter of credit, your bank may terminate any documentary letter of credit at any time before the documentary letter of credit expires.

4.09 If your bank receives part of documents under the documentary letter of credit and offer such documents to us according to trust receipts or other documents before related drafts are submitted, our company shall compensate your bank and pay any related costs. Our company hereby empowers your bank to pay or honor such drafts.

4.10 Our company will observe any applicable foreign exchange management regulations, and will acquire rapidly or urge other persons to acquire necessary import and export license or other related licenses, and will compensate your bank for failure to acquire the import and export license or other licenses, defects of the import and export license or other licenses or having no the import and export license and other licenses. Our company promises not to breach laws and regulations of the People’s Republic of China and any other applicable countries and regions and not to use the documentary letter of credit to conduct any shipments or transactions.

4.11 Before our company pays off each documentary letter of credit and related debts, commissions, charges and interests and settle all obligations of our company to your bank that are related to the documentary letter of credit and related goods, your bank can exercise your own discretion to decide the shipping of the goods, the destination and the delivery, and arrange the goods through negotiation with the seller, the shipper or other persons (including the correction or performance of any contract). And your bank will not be reliable for any losses caused by the above mentioned decisions and arrangements. The above mentioned intervening behaviors conducted by your bank will not affect our company’s obligations to your bank, and our company shall pay your bank all expenses resulting from these intervening behaviors.

4.12 Act or omission conducted by your bank and your agency banks or agents honestly for our company will have binding force upon our company, but it doesn’t mean that your bank and your agency banks or agents will assume corresponding responsibilities. Each user of the documentary letter of credit will be regarded as the agent of our company, and our company will bear the risks caused by the act or omission by agents of our company.

4.13 Shipments of goods under this section include ocean, air and land transportation. Bills of lading under this section include the air way bill, which shall be explained in accordance with related regulations. The documentary letter of credit in this agreement includes the increase in the money sum, and any documentary letter of credit that has been extended or corrected.

5. Pledge and Securities
5.01 Our company agrees that your bank may hold the following items as the guarantee that our company will pay and settle all the debts that our company owes or may owe your bank: and perform the obligations of our company to your bank: (1) all the goods that our company or other persons on behalf of our company or by following the instructions of our company turn over to your bank and your agency banks or agents or any other persons, firms, companies or other entities on behalf of your bank, and (2) all the drafts, bills, casher’s cheques, promissory notes, cheques, negotiable instruments, shipping documents, bills of lading, godown warrants, certificates or receipts or other documents proving the right of ownership issued by dock companies or warehouses or warehouse keepers related to the goods that our company or other persons on behalf of our company or by following the instructions of our company deposit or may deposit later in your bank or your agents or any other persons on behalf of your bank, and the goods related to these bills and documents.

5.02 Our company agrees that all drafts, bills, promissory notes, cheques and negotiable notes issued, honored or endorsed by our company, and all the goods or related shipping documents, bills of lading, godown warrants, as well as certificates, receipts, invoices or other documents proving the right of ownership issued by dock companies or warehouses or warehouse keepers, which will be taken by your bank as the basis for granting loans to our company, will be hold by your bank as the securities for money.

5.03 Your bank may at your own discretion decide to unload and store any of the above mentioned goods, or even ship these goods to any other port. Our company will pay transportation costs, storage costs, dock charges and other charges for your bank, and your bank may enjoy, on behalf of our company, related rights.

5.04 Our company will transfer all documents related to the right of ownership and other related documents to your bank, or deposit them in the place as required by your bank, or let your bank dispose or manage these documents. Our company assigns your bank as the agent of our company, and your bank may, on behalf of our company, asked related persons to submit such documents and may endorse them.

5.05 Our company promises that all the goods and documents kept by your bank as securities for money have no other beneficiary’s lien, and we shall formally endorse (if necessary) these documents, and turn them over to your bank upon receiving these documents.

5.06 Our company shall keep the goods in good and marketable condition, and will not sell these goods without receiving the approval from your bank in advance. Employees or representatives of your bank may, without notifying our company in advance, visit the building or site where the goods are stored, or move these goods to a site that your bank thinks to be suitable, or close down the above mentioned building or site, or affix the notice that demonstrates the measures taken by your bank to safeguard your rights and interests.

5.07 Despite the fact that the goods and related documents are held, kept or under the control of your bank, our company shall still bear all the risks related to these goods and your bank will not be liable for any losses, damages or depreciation (regardless of the reasons) of the goods and related documents as the securities for money. Our company shall compensate your bank for all the claims for compensation, claims, damage compensations, costs, losses and expenditures caused by acts conducted by your bank in accordance with provisions in this article.

6. Securities
6.01 All the stocks, shares, share certificates, bonds, notes, debenture stocks and other securities (no matter whether they can be sold or not), together with any securities as the substitute for these securities, all the dividends or interests that will be paid after the maturity date of this agreement, capital bonus, and choice rights and other sums of money (all these are called as “securities”) that our company or our representatives hand over to your bank, or that are held by your bank or assignees, or whose ownerships have been transferred to your bank or assignees, or that are registered in the name of your bank or assignees (no matter for safekeeping, as securities for money or for other purposes)shall be pledged to your bank, and, if allowed by law, taken as the guarantee that our company will pay off and settle all debts as described in Article 1. But your bank will not be liable for any called up money, installments or other payments.

6.02 Our company will deposit or urge other persons to deposit the following items in your bank when your bank asks our company to do so, and your bank has the right to keep them: (1) all the documents showing the right of ownership of the securities, (2) ownership transfer documents with your bank as the beneficiary or completed in accordance with your instructions, (3) other documents that your bank needs to make the ownership legally valid or that are necessary for the transfer of ownership to your bank, assignees or any buyer.

6.03 Your bank may take all necessary measures to put all collateral securities in your bank for safekeeping.

6.04 When your bank asks our company to pay off or settle any loan, obligation or responsibility (or when our company files such a request):

(1) Your bank and any assignees may, without notifying our company in advance, enjoy all rights that this agreement or the general guaranty law endows to your bank or that your bank is able to acquire. Except affairs concerning the money actually received, your bank, as the mortgagee of securities, needn’t explain acts conducted by your bank or your representatives.

(2) Your bank may use any dividends, interests or other sums of money of all the securities, as that these dividends, interests or money are obtained by selling goods.

6.05 Before your bank files the request in accordance with Paragraph 4 of Article 6:
(1) Your bank will, for the interests of our company, hold all interests and dividends, and hand them over to us when our company asks your bank to do so.

(2) If your bank thinks it is appropriate, you may, by following written instructions of our company, exercise the voting power or other rights attached to the securities.

6.06 Your bank and your assignees may, according to the decisions made by your bank, to exercise at any time, in the name of our company or other entities, the voting power and other rights concerning the securities or other possessions being entrusted, without further approval or authorization from our company. However, such rights shall be exercised in accordance with Paragraph 5 of Article 6.

6.07 Our company promises that our company is the actual owner of the securities, and has the right to deposit and transfer such securities, and these securities have no lien, hypothecation or creditor’s right.

6.08 Our company hereby promises that we will pay all called up sums of money, installments and other payments. If our company fails to pay the above mentioned sums of money, your bank may at your own discretion make these payments on behalf of our company, and our company will pay your bank these sums of money when your bank asks our bank to do so. Before these sums of money are paid, our company shall leave securities in your bank as pledges.

6.09 Our company promises to maintain values of these securities equal to the amount prescribed in this agreement and the amount of the caution money prescribed in written form by your bank, and pay all called up money, installments and other types of money (if any)concerning the securities at the maturity date.

6.10 Our company hereby agrees that your bank may check all collateral securities at any time. If the collateral securities are defective in quality and short in quantity or there are other problems with the collateral securities, the promiser shall immediately provide collateral securities recognized by your bank and compensate your bank for all losses.

6.11 In case that the value of collateral securities depreciates or collateral securities are impaired or damaged due to natural and man-made disasters, the promiser shall complement collateral securities in cash or with other items recognized your bank, and your bank will not be liable for any losses.

6.12 In case that collateral securities are requisitioned for public use or other reasons and the promiser is compensated directly by money, the promiser shall transfer the compensation to your bank. But if it is allowed by law that your bank may directly get the compensation, the promiser shall sign and transfer all related documents to your bank, and your bank may keep the compensation as the securities for money.

7. Use trust receipt in a series
7.01 If the goods have been pledged to your bank and documents related to the goods have been offered to our company, our company may, on behalf of your bank, withdraw, unload, store and hold these goods, and will bear all costs thus incurred. Although our company will hold such goods, related bills of lading, and certificates or receipts issued by dock companies, warehouses or warehouse keepers, your bank is the owner of such goods, and our company just keeps such goods, bills of lading, certificates or receipts on behalf of your bank. According to our knowledge, our company has no the right to fulfill any liabilities on behalf of your bank.

7.02 Our company may sell all the goods to the real buyer based on the true value of these goods, and will pay your bank all the money obtained from selling the goods upon receiving the money. If the payment is made in RMB yuan, our company promises to convert the RMB yuan into an equivalent amount of US dollars or other currencies, and the exchange rate will be based on the exchange rate announced by People’s Bank of China on that day. If the money is remitted to our company’s account in another bank, our company promises to immediately transfer that sum of money to your bank. If the goods have been delivered and the buyer fails to make the payment, our company shall hold the debts of the buyer for the interests of your bank.

7.03 Your bank’s employees or agents may check or possess such goods at any time. Our company shall, in compliance with wishes of your bank, return the goods or unsold goods and documents related to the sale and disposal of goods to your bank, and will bear all expenses incurred.

7.04 Besides provisions in this Article, according to our knowledge, Article 4 and provisions in each trust receipt signed according to shipping documents and other documents that are handed over to our company also have binding force upon our company.

8. Insurance
Our company shall insure all goods and other possessions owned by your bank for an amount at least equal to the total market value of such goods and other possessions at the insurance company recognized by your bank. Our company shall ensure that your bank is the beneficiary of insurance policies concerning all the above mentioned goods and possessions. In case of any losses, all compensations shall be paid to your bank. Our company shall, when required by your bank, deposit all insurance policies and other related documents in your bank. Our company hereby empowers your bank to take back or collect all receivables under any above mentioned insurance policies that will come due, and hereby transfer such insurance policies to your bank. In case that our company fails to insure the goods and other possessions, or fails to maintain such insurances, or fails to provide your bank with insurance policies, or your bank thinks that the insurance value is not sufficient, our company will, when required by your bank, pay your bank all the money that your bank advances for our company. In addition, your bank may charge our company for the interests of the money advanced for our company which is calculated from the date that the money is advanced to the settlement date according to the highest interest rate allowed by law.

9. Negotiation and collection
9.01 Our company agrees that clauses and conditions contained in any remittance letter that is offered or sent to your bank will be applicable to the following transactions until such clauses and conditions become invalid: drafts enclosing shipping documents or other documents that your bank, on behalf of our company, purchased or negotiated, drafts and/or documents concerning the letter of credit or other entrust receipts, or drafts and/or other documents that your bank collects for our company.

9.02 In case that your bank provides our company with pre-export loans, our company shall, as soon as possible after our company receives drafts and/or documents that are opened in a correct way, and tally with related documentary letters of credit, and confirm the provisions in the order (no later than the date prescribed by your bank), hand over the drafts and/or related documents to your bank for negotiation.

9.03 In case that your bank discounts drafts, long-term cheques or other instruments that are opened or endorsed by our company, and if such drafts or instruments are rejected for some reasons, our company will, when required by your bank, pay your bank such drafts, cheques or other instruments and relevant interests calculated from the pay date (drafts or instruments) or the cheque date (cheques), no matter whether our company has receive the notice of acceptance rejection. Under any of the following cases, a draft, cheque or instrument may be regarded as being rejected: if the currency type in which the payment is made is not that type of currency in the draft, cheque or instrument, or if related currency regulations don’t allow or forbid money related to such drafts, cheques or instruments to be remitted to the place assigned by your bank. The liabilities of our company to your bank will not be affected by failure or delay in the submission of or the rejection of such drafts, cheques or instruments, and your bank will no be liable for the failure or delay in the submission of or the rejection of such drafts, cheques, or instruments.

10. Foreign Exchange Contract
10.01 Our company agrees that conditions contained in letters of confirmation offered by your bank will be applicable to all foreign exchange transactions between our company and your bank, until such conditions become invalid. On the premise that setting no limits on the rights of your bank under these conditions, in case of occurrence of any event described in Article 11, your bank may take that event as the breach of our company of the contract, and claim our company for compensations. Each foreign exchange transaction will completely depend on our own judgment, and our company will bear all risks. Your bank will not be reliable for any losses, no matter whether our company acts by following instructions of your bank or not.

10.02 Our company unconditionally and irrevocably agrees to compensate your bank for all claims for compensation, claims, legal actions, debts, damage compensation, expenses, losses, and expenditures resulting from foreign exchange transactions conducted by your bank on behalf of our company, or for the interests of our company. Besides the above mentioned conditions, our company shall, when required by your bank, pay your bank all the money related to the foreign exchange transaction. Your bank may, without notifying our company in advance, debit any sum of money concerning the foreign exchange transaction to one or several account(s) of our company, and charge our company for related interests. Our company promises to deposit any of the above mentioned sums of money into your bank when required by your bank. Acts conducted by your bank in accordance with regulations on foreign exchange transactions will be binding upon our company, and your bank will not bear any responsibilities for our company. In addition, your bank may, at any time, terminate any of the above mentioned transactions, or reduce your responsibilities under the above mentioned transactions, without notifying us in advance.

11. Breaches of the contract
Regardless of other regulations or arrangements between our company and your bank, in case of the occurrence of the following events, our company’s debts and obligations to your bank shall be paid and settled upon receiving the first written request of your bank. In addition, our company shall, upon receiving the request from your bank, provide your bank with pledges in cash for outstanding debts that may occur in the future. Our company understands your bank’s right to file such requests and agrees that your bank may file such requests at any time.

(1) Our company fails to perform or observe this agreement or other agreements between your bank and our company.

(2) Our company fails to repay a debt that becomes or may be announced to be payables before the prescribed maturity day, or fails to repay a debt at the maturity day.

(3) Our company fails to honor or perform drafts, indemnifications, or other contingent liabilities that our company owes to other companies or take measures to provide other companies with pledges for the debts that our company owes to these companies.

(4) Pledges offered by our company become no longer valid or the value of these pledges has depreciated.

(5) Our company’s possessions are sealed up or detained.

(6) Any one among us becomes dead, or goes bankrupt, or suffers from mental illnesses, or transfers the interests and rights of creditors.

(7) Our company, within the normal business scope, stops or threatens to stop our transact businesses or part of our transact businesses, or makes what your bank thinks to be material changes to the nature of such transact businesses or operating methods.

(8) Our company has no the ability of repaying debts, or our company or your bank files the request for ending businesses.

(9) This agreement, other agreements between our company and your bank, or statements or guarantees concerning this agreement and other agreements between our company and your bank have material errors or are breached.

(10) Your bank learns that financial statements and contracts and documents concerning liabilities offered by the promiser or its representatives are unreal or may lead to misunderstandings.

(11) The use of the funds that the promiser obtains from your bank fails to match the use approved by your bank, and the promiser fails to correct the use within the correction period required by law or your bank.

(12) There are large adverse changes to the managing, operating or financial status of the promiser, and the promiser fails to correct it within the correction period required by law or your bank.

(13) The account of our company related to the pledge is frozen or annulled by the court or other governmental authorities for any reasons.

(14) Guarantees concerning the promiser’s obligations to your bank, or the guarantor, or the documents proving the promiser’s obligations to your bank, or the endorser of other vouchers, or our company’s pledges under this agreement have any of the above mentioned cases.

12. Selling right
12.01 In case of the occurrence of any of the events described in Article 11, or if your bank thinks that realizable values of all goods or documents concerning this agreement are appropriate, your bank may decide at your discretion to sell these goods or documents or dispose them in an appropriate manner, without notifying any other person, and no matter whether debts that our company owes to your bank become due or not (except behaviors prohibited by applicable laws). Your bank or your agents will not be liable for any losses resulting from the above mentioned selling or disposal of goods and documents. Your bank and your agents, auction companies or any other persons hired for the selling and disposal of such goods and documents will not be liable for any behaviors or omissions.

12.02 Your bank may use the money obtained from selling or disposal of the goods and documents, after deducting all related expenditures and charges, to offset the debts that our company owes to your bank.

The certificate confirming the selling and disposing rights can be exercised that is signed by two senior employees of your bank can be taken as the final confirmation that the goods and documents can be transferred to other persons. And our company shall be responsible for any claim filed by any buyer against your bank for compensation for defects with the goods and documents of our company.

13. Payments

13.01 Payments made by our company to your bank shall not have any counterbalance, counterclaim, limitations and conditions, tax deduction or other deductions. If taxes or other sums of money shall be deducted or withheld, in accordance with the law and relevant regulations, from the money of our company, other persons, firms, companies or other entities, our company shall provide your bank with these extra sums of money, so that your bank will receive the money in full, without taxes, deduction items or withholding items.

13.02 Our company agrees to pay your bank stamp taxes, similar taxes (including value-added tax), notarial fee, registration fee, filing fee and other similar fees concerning this agreement and other funds that your bank offered to our company that shall be paid at present or in the future, and compensate your bank for all expenses and expenditures resulting from our failure to pay taxes or other expenses.

13.03 Your bank may enter sums of money concerning our company’s obligations to your bank into the credit side of the suspense account, and the time limit shall be determined by your bank in an appropriate manner. In case of bankruptcy, ending of businesses, settlement, liabilities, reconciliation or negotiation, or similar procedures, your bank may prove our company’s outstanding debts and our company will reach an agreement concerning the settlement of liabilities with your bank, like that sums of money under the suspense account or other credit items don’t exist.

13.04 If a case concerning the money that our company owes to your bank goes for your bank, and the currency specified in the paper of judgment (judgment currency) is different from the currency type of the money that our company owes to your bank (account currency), our company shall compensate your bank for losses resulting from the difference between (a) the exchange rate at which that the account currency is converted into the judgment currency and (b) the exchange rate at which that your bank purchases the account currency with the judgment currency after your bank has received all or part of the money. If allowed by the law, debts that our company owes to your bank shall be regarded as failing to be paid before all the money that our company owes to your hank has been actually converted into the type of currency in the account.

13.05 Certificates issued by any of the senior employees of your bank that are related to the money that our company owes to your bank and liabilities shall be regarded as the final confirmation, provided that they have no apparent mistakes. No matter whether the request is filed or not, your bank can enter any sum of money that our company has the responsibility to pay your bank into the debit side of the account of our company.

14. Expenditures
14.01 Our company shall compensate your bank for any losses resulting from claims for compensation, claims, legal actions, damage compensations, expenses, losses, expenditures and other sums of money concerning loans or other services that your bank offers to our company. In addition, our company will pay your bank all possible expenditures concerning the above mentioned events when your bank asks our company to do so. In case of legal actions, our company will appear in court and argue in defense of your bank, and bear all possible expenditures incurred.

14.02 At the request of your bank, our company shall pay your bank the following items of money, and/or your bank has the right to enter them into the debit side of our account: commissions and other service charges (no matter whether your bank has notified our company in advance or not), and other expenses, charges and expenditures incurred in acts that your bank conducted for determining, preparing, exercising or maintaining bank loans between your bank and our company, and all rights under this agreement or any of the other agreements, including (but not limited to) expenses and expenditures for hiring legal advisors.

15. The letter of Authority
We assign, irrevocably and through pledging, your bank as the agent of our company to, in name of or on behalf of our company, sign, seal, pay or conduct all the contracts, documents, actions and events that are necessary or your bank believes to be necessary, or perform obligations of our company under this agreement, or conduct the selling and disposal of goods for our company, and transfer all rights and interests of this agreement and rights and interests concerning pledges under this agreement to your bank. Our company hereby approves and agrees that the above mentioned agent may lawfully sign any contract or document, or take related measures and actions.

16. Rights of counterbalance and lien
16.01 Provided that there are no influences on the rights of lien and counterbalance or other rights that your bank may possess, your bank has the right to be empowered, within the scope allowed by the law, to withdraw, without notifying our company or other persons in advance, any credit balance from any of our company’s accounts in People’s Republic of China or other regions or from accounts of other entities owned by our company in People’s Republic of China or other regions to offset our company’s liabilities under this agreement to your bank or obligations and responsibilities under other agreements of our company to your bank. Your bank is empowered to convert any credit balance on such accounts into equivalent sums of money in the corresponding currency.

16.02 Your bank is empowered to dispose the credit balance related to attached organizations and associated companies of our company, and to take all necessary measures.

16.03 If allowed by the law, your bank has the right of lien concerning all the possessions that will be under the trusteeship and custody of your bank at present or in the future.

17. Other Provisions
17.01 This agreement is a continuing agreement; Pledges under this agreement shall be continuing pledges; All rights, power and compensation methods under this agreement will be applicable to our company’s obligations and responsibilities to your bank in the past, at present and in the future. The above mentioned pledges will not affect pledges concerning such obligations and responsibilities that may be held by your bank at present or in the future.

17.02 At the request of your bank, our company shall immediately carry out, sign, make or perform all other guarantees, documents, actions or events necessary for validating legally this agreement or the ownership of the securities formed or planned to be formed in this agreement, including (but not limited to) the registration at the relevant authority concerning the security interests before the time limit specified by the law (our company will bear all expenses incurred).

17.03 Your bank doesn’t exercise at present or delays the exercise of any right, power or remedying method. A single or partial exercise of the right, power or remedying method shall not influence adversely another exercise of that right, power or remedying method. The trading habit between our company and your bank under one or several conditions or any waiver shall be not regarded as a waiver under any other conditions. Each right, power and remedying method of your bank will continue to be valid, until such right, power, or remedying method is amended or waived by your bank in written form.

17.04 If some clauses in this agreement become invalid in a country or region, the validity of other clauses in this agreement in such country or region will not be affected. If the law of People’s Republic of China prohibits any exclusion or limitation of the liability, any clause in this agreement shall not exclude or limit any liability.

17.05 According to this agreement, no one shall add more obligations to your bank and make your bank provide, at the request of our company, our company, or other persons, firms or companies with loans or other services. Your bank may terminate or suspend such services without further notice.

17.06 Your bank may at discretion decide to amend, delete or replace any clause in this agreement or add new clauses to this agreement, but your bank shall send a written notice to our company in advance. Such amendment, replacement, addition or deletion will become valid unless your bank receives the written notice from our company within ten days after your bank sends out the written notice.

17.07 Although mergence or combination may lead to changes in articles of your bank, or your successors and assignees, this agreement is applicable to interests of your bank and any of your successors and assignees. Your bank has the right to transfer all rights and interests under this agreement and any transaction concerning this agreement, and all goods and documents as pledges or other possessions, so that all rights and interests concerning the above mentioned items that are owned previously by your bank will be owned by the assignee. Your bank’s obligations or responsibilities concerning the transferred goods, documents and other possessions (except those items that have not been transferred yet) shall be released and waived.

17.08 Our company promises to, at the reasonable request of your bank, hand over financial statements or other materials concerning businesses of our company, our attached companies and associated companies, and any other persons that offer pledges to your bank for the purposes of our obligations to your bank (no matter whether they are related to this agreement), which have been audited by auditors and can meet the requirements of your bank. In addition, our company promises to inform your bank of any changes in our company’s business scope, and characteristics, business scope or nature of our attached or associated companies.

17.09 Your bank is empowered to disclose any information about our company to the following: (1) potential assignees of your bank’s rights concerning our company or any persons who will share such rights; (2) attached companies of your bank; (3) companies whose shares are controlled by your bank; (4) attached companies of companies whose shares are controlled by your bank; or (5) relevant administrative or executive organs in accordance with the law or relevant regulations.

17.10 Our company agrees to obtain all necessary governmental approvals, including approvals from the State Administration of Exchange Control and its branches.

18. Notice
It is specified that if a notice sent by your bank to our company bears the above address or the address that appears in our latest notice to your bank or the address that your bank’s records show to be the latest address of our company learned by your bank, such a notice shall be regarded as having been delivered. A notice that is sent by hand shall be regarded as having been delivered. A notice that is sent by means of postage advancement shall be regarded as having been delivered at the time of posting. A notice that is sent by telefax with answer back code or fax shall be regarded as having been delivered at the time that the notice is sent out.

19. Interpretation
19.01 Terms and conditions in this agreement are just listed in the articles and paragraphs thereof for the sake of convenience. Where the context allows or requires, terms and conditions in any article or paragraph are also applicable to transactions under other articles or paragraphs. Titles are just for reference and have no legal binding force.

19.02 Except so far as the context otherwise requires, if the following signers are sole traders, “our company” in this agreement will include sole traders and their business successors; if the following signers are partner enterprises, “our company” in this agreement will include our partner enterprises within the period of this agreement, and partners, would-be partners or successors of such enterprises. No matter what changes have happened to articles of our company or successors of our company, this agreement will be binding upon our company and our successors. In addition, this agreement will not be terminated or affected by the death or retirement of any party of this agreement or changes to the organization of the above traders or firms.

Counter-guarantee Agreement

To: LOTUS WORLDWIDE LIMITED

1. Whereas LOTUS WORLDWIDE LIMITED (hereinafter the “guarantor”, including its successor and transferee) is requested by me/this company to issue the guaranty(this guaranty should include its frequent alteration, addition and postponement) in behalf of First Sino Bank (the loaner) to guarantee the liabilities undertaken by Kid Castle Educational Software Development Company Limited in the loan contract signed with the loaner on               . This company, Kid Castle Internet Technologies Limited, hereby agrees and promises irrevocably without any condition as follows:

1.1 To pay the all the unpaid mature funds and liabilities confirmed by the guarantor, all the funds and liabilities paid or undertaken by the guarantor or all the funds and liabilities that guarantor should undertake according to the guaranty fully once requested by the guarantor; and

1.2 To pay or compensate the guarantor all claims, orders, lawsuits, liabilities, damage compensations, losses, expenses or other funds possibly incurred, undertaken or paid by the guarantor with cash fully once requested by the guarantor, no matter whether the compensation is directly or indirectly resulted from or related with the guaranty or the performance and abidance of guarantor to the obligations or liabilities in the guaranty.

2. This company irrevocably authorizes and designates the guarantor to pay the payables claimed or ordered to pay or the payables deemed by guarantor to be paid at any moment according to the guaranty (even if the guarantor does not require to obtain the further evidences that the fund is mature or should be undertaken by the guarantor). This kind of payment does not need the awareness or consent of this company; in addition, the guarantor also has no obligation to inquire whether the claim or order put forward to it is proper, even if this company may have dispute to its validity. Due to the objective of this counter-guarantee agreement, this company hereby agrees that the payment made according to the guaranty or related with the guaranty composes of the conclusive evidence for the payment liability of guarantor. Moreover, the obligations of this company in the counter-guarantee agreement won’t be affected or restricted owing to the lack of precision or sufficiency of this claim or order.

3. The obligations of this company in the counter-guarantee agreement is absolute and unconditional, unless indicated as the above articles, it won’t be affected or cancelled due to the following situations:

3.1 The extension in time or other aspects that the guarantor provides for this company or the loaner provides for the guarantor, this company or any other person; or

3.2 The legal restriction, disability, bankruptcy, liquidation of the loaner, this company or any other person, or the structure or status alteration of the loaner, this company or any other person; or

3.3 The alteration or modification of guaranty or other documents; or

3.4 The loaner or any other person gives up, alter or cancel any other guarantee or compensation, or the guarantee or right relative to the obligations of this company in the counter-guarantee agreement held or to be held by any person, or this kind of guarantee, compensation or right has flaw or is invalid; or

3.5 Any account liquidation or other fact or situation that may affect or cancel the obligations of this company in this agreement, except that the guarantor and this company conclude the written agreement definitely to cancel or alter this counter-guarantee agreement, in this case, the relevant cancellation and alteration should be limited to the scope regulated definitely in that written agreement.

4. This counter-guarantee agreement is added and independent to, and should not be affected and restricted to any mortgage or other guarantee made for the compensation according to this counter-guarantee agreement held or to be held by the guarantor, or this mortgage, other guarantee, the relevant action taken or declared to be taken by the guarantor, the lien enjoyed by the guarantor, or the cancellation or invalidity of full or part obligations and liabilities of the third party other than the parties of this agreement to this company.

5. This company promises to the guarantor that it will take measures and sign the instruction and document to ensure all the interests of guarantor in this counter-guarantee agreement and improve and maintain the rights and powers of guarantor in this counter-guarantee agreement according to the requirement of guarantor at any moment.

6. Any settlement or cancellation of the obligations of company in this counter-guarantee agreement made by the guarantor and this company should be based on the following conditions: the guarantee or payment of guarantor won’t be cancelled or deduced due to the effective bankruptcy or liquidation laws of the time for this company or any other person. The guarantor is entitled to be compensated subsequently for the value or fund of this guarantee or payment from this company, as if the settlement or cancellation has never occurred.

7. The fund collected according to this counter-guarantee agreement or relevant counter-guarantee agreement can be debited in the temporary account to ensure that the guarantor realizes the right of action to this company due to the possible bankruptcy, liquidation or recombination.

8. The account record of fund payable of this company confirmed by any director of guarantor according to this counter-guarantee agreement should be regarded as the conclusive evidence of due fund payable of this company for the sake of the objective of this counter-guarantee agreement, while the record with obvious error is exclusive.

9. If the guarantor collects the fund shortly before this company losses the reimbursement capacity, enters into the liquidation or bankruptcy procedure in order to avoid the application of laws related with the bankruptcy and liquidation, this payment should not cancel or reduce the liabilities of this company, and this counter-guarantee agreement should continue to be valid and performed, as if this fund has not been paid.

10. This company should pay the interest based on the fund or compensation claimed in this counter-guarantee agreement to the guarantor according to its requirement at any moment, the interest rate is determined by the guarantor at any moment, and the interest period is from the day when the relevant liabilities or funds are paid to the day when the guarantor has collected the fund fully (no matter before the sentence or after the sentence). The interest should be calculated day by day on the base of 365 days per year, and the actual days will be calculated.

11. If this company is composed of several persons, the stipulation, obligation and liability of this company in this counter-guarantee agreement should have the joint force, all appellations to this company should be regarded as the appellations to each or any person of this kind.

12. All the funds payable of this company in the counter-guarantee agreement should be paid to the guarantor fully with USD, any counteraction or deduction should not exist, and any tax should not be deducted or accrued with the permission of law. If this company should deduct or accrue from the fund payable to the guarantor according to the regulations of law:

12.1 This company guarantees this deduction or accruement does not exceed the minimum amount required by the law and it will pay the deducted or accrued amount fully to the relevant taxation authority or other governmental authority, including the amount that has been deducted or accrued from the total amount according to the relevant laws and regulations to ensure that the guarantor can receive the leaving fund stated in article 12.2;

12.2 This company should pay the leaving fund to the guarantor when making the deduction or accruement to ensure that the guarantor can receive all the relevant funds fully, as if this deduction or accruement does not exist; and

12.3 This company should provide the copy of official receipt or other certificate document for this kind of deduction or accruement and it paying tax to the relevant taxation authority or other governmental authority immediately as requested by the guarantor at any moment.

13. This company presents and guarantees to the guarantor as follows:

13.1 This company (if it is a company) is established and preserved effectively according to the governing laws and regulations of the establishment place of the company, and it is completely qualified to engage in the business in that governing area and other areas where this company has business; if this qualification is not possessed in the above-mentioned governing area, it will bring virtual negative influence to the business of this company, and this company also has full power(of the company and others) and legal right to own the assets and engage in the business.

13.2 This company also has full power (of the company and others) and legal right to sign and perform all its obligations in this counter-guarantee agreement with the full authorization of the company and other behaviors.

13.3 This counter-guarantee agreement composes of the legal, valid and promissory obligations of this company, and the contents of this agreement is performable.

13.4 This company signs the counter-guarantee agreement and performs and abides by the obligations in this agreement:

13.4.1 It has not and won’t breach or violate any law, regulation, order, authorization, license, agreement, promise, instruction, obligation or liability applicable to or restricting or affecting this company or its assets or revenue, nor the agreement is breached due to the notice and/or expiration and/or the satisfaction of other conditions;

13.4.2 It has not and won’t restrict this company (no matter due to the regulations about issuing guaranty in the company memorandum, other organization documents and company manual or any law, regulation, order, agreement, instruction or others) or its board of directors to implement the power, nor it has the restrictions influencing this company excessively;

13.4.3 It has not and won’t induce or compel this company to set mortgage and pledge on all or part assets or revenues owned by it or to be owned by it; and

13.5 This company has obtained all the authorizations necessary or related to the signature, delivery, performance, validity and feasibility of this counter-guarantee agreement from the governmental authority, loaner or the shareholders of the company (if it is a company), and the authorizations will maintain complete effectiveness.

14. This company promises to the guarantor if only this company bears the obligations or liabilities (no matter they are actual, coming or contingent) to the guarantor according to the counter-guarantee agreement, unless the guarantor agrees definitely in written separately, this company will:

14.1 maintain the company form and management activity substantively according with all the applicable and restrictive laws, regulations, orders, authorizations, licenses, agreements, promises, instructions, obligations and liabilities;

14.2 pay or receive the expired tax payable based on the assets revenue, income or profit of this company; pay or receive all kinds of legal claim to avoid the possible lawsuit related to the assets revenue, income and profit due to this payment or receiving action, it should be reimbursed prior to other liabilities, while the public reserve fund and reserve drawn according to the commonly accepted accounting principles and rules, whose validity has well-meaning dispute and is in the proper procedure, is except;

14.3 guarantee the obligations of this company in the counter-guarantee agreement, no matter it is actual, coming or contingent, should not be less than or at least equivalent to any other actual, coming or contingent obligation of this company in payment and other aspects; guarantee the obligations of this company in the counter-guarantee agreement are direct, unconditional, irrevocable and usual, unless otherwise indicated in the company law of the establishment place of this company.

15. If this company (1) breaches its obligations in this agreement, or (2) the presentation and guarantee in the above-mentioned article 13 is incorrect or misleading when hereafter cited according to the actual condition, this company should (if requested by the guarantor) provide the cash guarantee immediately and deposit the cash into the account specified by the guarantor according to the requirement of guarantor to guarantee the liabilities or contingent liabilities of guarantor in the guaranty. Besides the above-mentioned, general, or bank special lien, counteraction right or other rights, the guarantor should be also entitled to deduct or withhold the account deposit (no matter whether it is informed, expired or which currency it is) of this company in the guarantor with the maximum authorization of any applicable law, or take actions to other creditor’s rights of this company to the guarantor to counteract the liabilities of this company in the counter-guarantee agreement, and the above-mentioned actions need not inform the company or any other person; the guarantor is hereby authorized to purchase other kinds of currencies with the deposit in this account due to the above-mentioned objective.

16. This company should compensate the guarantor all the costs, governmental expense and other expenses(including but not limited to all the fully compensated legal expense and other expenses) due to the preparation and signature of this counter-guarantee agreement, the implementation of power or right, the lawsuit or other manner is adopted to receive the fund payable stated in this counter-guarantee agreement, the implementation or attempt to implement the right of guarantor in this agreement, the deraignment of the lawsuit related with this agreement in which the guarantor is the defender or the cancellation of this agreement after canceling the guaranty completely once requested at any moment, and all the funds that is paid by the guarantor but should be undertaken by this company according to this agreement.

17. Even if the authorized signer in this counter-guarantee agreement or the member restricted by this agreement has not signed this agreement or bound by it due to any reason, or this counter-guarantee agreement losses or is to loss the feasibility for the above-mentioned members, each member of this company agrees to be bound by this counter-guarantee agreement.

18. The guarantor is entitled to cancel the liabilities of one or numerous members in this counter-guarantee agreement, or alter or modify the obligations of one or numerous members of this company, or provide the extension in time limit or make the other arrangement, and the above-mentioned behavior of guarantor won’t affect or cancel it right to any member of this company.

19. This company and its successor is bound by the counter-guarantee agreement, which is also applicable for the interest of guarantor’s successor or transferee. This counter-guarantee agreement and any other guarantee stated or related in this agreement can only be transferred by the guarantor.

20. Even if the guarantor has not performed its right, power, privilege, independent right in this agreement, or there is the negligence or delay when the guarantor is performing the above-mentioned right or power, or the guarantor has the transaction with this company, the above-mentioned right, power, privilege or independent right won’t be affected or regarded as waiver, and the separate or part performance of any right, power, privilege or independent right won’t deprive the further performance of right or power or the performance of guarantor to any other right, power, privilege or independent right. The right, power, privilege or independent right of guarantor in this counter-guarantee agreement is accumulative, and other right, power, privilege or independent right regulated by the law will not be deprived, either.

21. The notice or request issued according to this agreement should be written, and delivered to this company according to the address or telex or fax number stated in the later paragraph of this counter-guarantee agreement (unless this company tells other address or telex or fax number definitely 5 days in advance). The notice or request sent to this company in the following manner should be regarded as having been delivered: (1) if the telex is adopted, the confirmation reply received when sending will be referred; (2) if the fax is adopted, the electronic signal when sending or other confirmation will be referred; (3) if the mail is adopted, the date leaving the mail at the address is referred when sending in person, two (2) days after posting the mail is referred when mailing to the domestic address, while ten (10) days after posting the mail is referred when mailing to the foreign address.

22. If any article in this counter-guarantee agreement is illegal, invalid or infeasible according to the governing law, the legality, validity and feasibility of other articles in the counter-guarantee agreement and the governing law won’t be affected or damaged.

23. The rights and obligations of the parties in this counter-guarantee agreement and their interpretation is applicable for the laws of Hong Kong, while this does not damage or restrict any other right or relief of the guarantor according to the law of where this company or its property is located.

24. The guarantor and this company irrevocably agree this counter-guarantee agreement, the document or instruction regulated in this agreement or the legal action or judicial procedure resulted from the above-mentioned agreement, document or instruction can be submitted to the court of Hong Kong, and the guarantor and this company usually obey the non-exclusive jurisdiction of the legal action or judicial procedure related with themselves and their properties (no matter whether in the accounts of themselves) irrevocably without any condition.

25. This company irrevocably delegates the person listed in the later paragraph of this counter-guarantee agreement as the agent to receive and confirm the delivery of statute, subpoena, order, adjudication or the judicial procedure processed in Hong Kong on behalf of this company. If the above-mentioned agent (or its successor) does not act as the agent of this company any more due to any reason, the company should delegate the new agent and inform the former agent immediately. This company agrees that it will be regarded as having been delivered when the relevant juridical document is sent to the address of that agent in Hong Kong, no matter whether the agent has informed this company.

26. This counter-guarantee agreement should not restrict the guarantor to lodge the lawsuit or judicial procedure on this company and/or its properties in one or several other governing areas, and the above-mentioned measures taken by the guarantor won’t deprive the right of guarantor to lodge the lawsuit procedure in other governing area synchronously or asynchronously.

27. This counter-guarantee agreement is and continues to be the property of guarantor, even if the claim of the guarantor resulted from this agreement has been compensated fully.

Signature Date:

Signature and Seal:                                                          Kid Castle Internet Technologies Limited Min-Tan Yang

Contact Address of This Company:
(Article 21 of This Agreement)

Fax: ____________________________________________________________________________________________________

Telex:  __________________________________________________________________________________________________

Tel:   ___________________________________________________________________________________________________

G/F New Shanghai International Building, 360 Pu Dong South Road, Shanghai 200120, P. R. C
Tel: (021) 58881234 Fax: (021) 58409292

Application for Determining the Right of Pledge Concerning Time Deposit

To: Bank SinoPac     branch banks/sub departments

Major Idea: Determining the right of pledge for the time deposit certificate listed below. Thanks for your attention.
Explanations:

1. The depositor Kid Castle Internet Technologies Limited offers the following time deposit certificate opened by your bank to the pledgee _____________________ as a pledge so as to secure the creditor’s rights. Please check the time deposit certificate carried by the following detailed list of goods, and, after recording relevant information, hand over the time deposit certificate to the pledgee. Without the written notice from the pledge, the registration concerning the right of pledge shall not be rescinded. Please handle these affairs according to our requirements. Hope for a reply.

2. The depositor acknowledges that: we empower the pledgee to apply to your bank for rescission concerning the time deposit certificate listed below, except for time deposit certificates that cannot be withdrawn by means of direct debiting in accordance with regulations of your bank, so as to exercise the right of pledge of the pledgee. Your bank may pay the pledgee a sum of money on the basis of the amount carried in the “notice of exercising the right of pledge” (or the paper of the evaluation of the damaging range). Your bank need not conduct substantive verification of such creditor’s rights, and the depositor will by no means file any opposition.

3. The pledgee agrees that the depositor will later handle automatic extension for the following goods at your bank.

4. The pledgee shall handle the exercise or rescission of the right of pledge at your bank by using “notice of exercising the right of pledge” or “notice of rescinding the right of pledge” made by your bank.

To:
Bank SinoPac Company Limited

Pledger (depositor): Kid Castle Internet Technologies Limited
Address: F8, No.98 Minchuan RD, Hsintien City

Debitor:     (sign and seal)
Address:

Pledgee:
Address:
Telephone:
Action by	Director

The detailed list of goods: □ the certificate of deposit with the real body □ the certificate of deposit without the real body (Registration No.: Y  M  D  Zi No.)

Type of the Certificate of Deposit	Account Number of the Certificate of Deposit	Depositing Date	Maturity Date	Amount of the Certificate of Deposit
Time deposit	122-040-0004651-9	2007.4.19	2007.10.19	310,000 US dollars

The above certificate of deposit concerning the right of pledge bears interest, and both parties have mutually agreed through consultation that the pledger may draw the interest from your bank.

Pledgee:
Pledger:

Date:
CST-002 2006.11 N.0000

Bank Replay

To:
Pledgee: Lotus Worldwide Limited
Depositor: Kid Castle Internet Technologies Limited

Major Idea: Explain affairs concerning the determination of the right of pledge. Thanks for your attention.

Explanations:
1. We are pleased to acknowledge the receipt of the Notice of Determination of the Right of Pledge on May 17, 2007.

2. Our bank has completed the registration of the right of pledge concerning the certificate of deposit carried in the detailed list of goods (Registration No.: 2007-5-17 ____ Zi No. 0006). When the pledgee wants to exercise or rescind the right of pledge, the pledgee shall send “notice of exercising the right of pledge” or “notice of rescinding the right of pledge” and the certificate of deposit to our bank. Otherwise, our bank will not accept the application.

3. Before the right of pledge is rescinded, it has no the right of offset against the creditor’s rights of deposits of the subject matter of the right of pledge.

Bank SinoPac Company Limited

The Detailed List of Goods:
Type of the Certificate of Deposit	Account Number of the Certificate of Deposit	Depositing Date	Maturity Date	Interest Rate	Amount of the principal in the Certificate of Deposit
Foreign currency time deposit	122-040-0004651-9	2007.4.19	2007.10.19	4.75%	310,000 US dollars

Date:
CST-002 2006.11 N.0000

Kid Castle Internet Technologies Limited
Minutes of the ______ Board Meeting       Edition No.: ______

Completed by the company:
Date:
Address: the meeting room of the Company
[Company address: F8, No.98 Minchuan RD, Hsintien City, Taipei County]
Attendants: Suang-Yi Pai, Min-Tan Yang, Shih-Shun Shiu
Observers:
Chairperson:
Recorded by:

Cause:
Due to the investment project of ____________________ , our company decides to ask from Bank SinoPac for a loan amounting to __________ dollars. It is planned that our company will offer securities to Lotus Worldwide Limited, which will open the Letter of Guarantee to Bank SinoPac to secure this loan.

Explanation:
Due to the indirect investment of our company into Mainland China, our company needs to obtain from Mainland Chinese financial organizations bank credits and guarantees. And therefore, our company shall provide Lotus Worldwide Limited with securities so that this company will open and offer the Letter of Guarantee to Bank SinoPac to secure the loan.

Decisions:
The motion was adopted. The application under this guarantee complies with articles and operating procedures of our company, including the operating methods concerning the endorsement in security of our company. The following person has been given the full authority to deal with all related affairs.

Authorizee	Post of the authorizee	Sample of the signature
Min-Tan Yang	Board member	Min-Tan Yang

Our company guarantees that the content of the above resolutions is real.

Without other motions, the chairperson announced that this meeting was over.

Board members who are present and show agreement (signature):
Suang-Yi Pai	Min-Tan Yang
Shih-Shun Shiu	Chin-Chen Huang

Sign-off Sheet
Suang-Yi Pai
Min-Tan Yang
Shih-Shun Shiu
Chin-Chen Huang

Company’s seal:

Counter-guarantee Agreement

To: LOTUS WORLDWIDE LIMITED

1. Whereas LOTUS WORLDWIDE LIMITED (hereinafter the “guarantor”, including its successor and transferee) is requested by me/this company to issue the guaranty (this guaranty should include its frequent alteration, addition and postponement) in behalf of First Sino Bank (the loaner) to guarantee the liabilities undertaken by Kid Castle Educational Software Development Company Limited in the loan contract signed with the loaner on         . I, Min-Tan Yang, hereby agrees and promises irrevocably without any condition as follows:

1.1 To pay the all the unpaid mature funds and liabilities confirmed by the guarantor, all the funds and liabilities paid or undertaken by the guarantor or all the funds and liabilities that guarantor should undertake according to the guaranty fully once requested by the guarantor; and

1.2 To pay or compensate the guarantor all claims, orders, lawsuits, liabilities, damage compensations, losses, expenses or other funds possibly incurred, undertaken or paid by the guarantor with cash fully once requested by the guarantor, no matter whether the compensation is directly or indirectly resulted from or related with the guaranty or the performance and abidance of guarantor to the obligations or liabilities in the guaranty.

2. This company irrevocably authorizes and designates the guarantor to pay the payables claimed or ordered to pay or the payables deemed by guarantor to be paid at any moment according to the guaranty (even if the guarantor does not require to obtain the further evidences that the fund is mature or should be undertaken by the guarantor). This kind of payment does not need the awareness or consent of this company; in addition, the guarantor also has no obligation to inquire whether the claim or order put forward to it is proper, even if this company may have dispute to its validity. Due to the objective of this counter-guarantee agreement, this company hereby agrees that the payment made according to the guaranty or related with the guaranty composes of the conclusive evidence for the payment liability of guarantor. Moreover, the obligations of this company in the counter-guarantee agreement won’t be affected or restricted owing to the lack of precision or sufficiency of this claim or order.

3. The obligations of this company in the counter-guarantee agreement is absolute and unconditional, unless indicated as the above articles, it won’t be affected or cancelled due to the following situations:

3.1 The extension in time or other aspects that the guarantor provides for this company or the loaner provides for the guarantor, this company or any other person; or

3.2 The legal restriction, disability, bankruptcy, liquidation of the loaner, this company or any other person, or the structure or status alteration of the loaner, this company or any other person; or

3.3 The alteration or modification of guaranty or other documents; or

3.4 The loaner or any other person gives up, alter or cancel any other guarantee or compensation, or the guarantee or right relative to the obligations of this company in the counter-guarantee agreement held or to be held by any person, or this kind of guarantee, compensation or right has flaw or is invalid; or

3.5 Any account liquidation or other fact or situation that may affect or cancel the obligations of this company in this agreement, except that the guarantor and this company conclude the written agreement definitely to cancel or alter this counter-guarantee agreement, in this case, the relevant cancellation and alteration should be limited to the scope regulated definitely in that written agreement.

4. This counter-guarantee agreement is added and independent to, and should not be affected and restricted to any mortgage or other guarantee made for the compensation according to this counter-guarantee agreement held or to be held by the guarantor, or this mortgage, other guarantee, the relevant action taken or declared to be taken by the guarantor, the lien enjoyed by the guarantor, or the cancellation or invalidity of full or part obligations and liabilities of the third party other than the parties of this agreement to this company.

5. This company promises to the guarantor that it will take measures and sign the instruction and document to ensure all the interests of guarantor in this counter-guarantee agreement and improve and maintain the rights and powers of guarantor in this counter-guarantee agreement according to the requirement of guarantor at any moment.

6. Any settlement or cancellation of the obligations of company in this counter-guarantee agreement made by the guarantor and this company should be based on the following conditions: the guarantee or payment of guarantor won’t be cancelled or deduced due to the effective bankruptcy or liquidation laws of the time for this company or any other person. The guarantor is entitled to be compensated subsequently for the value or fund of this guarantee or payment from this company, as if the settlement or cancellation has never occurred.

7. The fund collected according to this counter-guarantee agreement or relevant counter-guarantee agreement can be debited in the temporary account to ensure that the guarantor realizes the right of action to this company due to the possible bankruptcy, liquidation or recombination.

8. The account record of fund payable of this company confirmed by any director of guarantor according to this counter-guarantee agreement should be regarded as the conclusive evidence of due fund payable of this company for the sake of the objective of this counter-guarantee agreement, while the record with obvious error is exclusive.

9. If the guarantor collects the fund shortly before this company losses the reimbursement capacity, enters into the liquidation or bankruptcy procedure in order to avoid the application of laws related with the bankruptcy and liquidation, this payment should not cancel or reduce the liabilities of this company, and this counter-guarantee agreement should continue to be valid and performed, as if this fund has not been paid.

10. This company should pay the interest based on the fund or compensation claimed in this counter-guarantee agreement to the guarantor according to its requirement at any moment, the interest rate is determined by the guarantor at any moment, and the interest period is from the day when the relevant liabilities or funds are paid to the day when the guarantor has collected the fund fully (no matter before the sentence or after the sentence). The interest should be calculated day by day on the base of 365 days per year, and the actual days will be calculated.

11. If this company is composed of several persons, the stipulation, obligation and liability of this company in this counter-guarantee agreement should have the joint force, all appellations to this company should be regarded as the appellations to each or any person of this kind.

12. All the funds payable of this company in the counter-guarantee agreement should be paid to the guarantor fully with USD, any counteraction or deduction should not exist, and any tax should not be deducted or accrued with the permission of law. If this company should deduct or accrue from the fund payable to the guarantor according to the regulations of law:

12.1 This company guarantees this deduction or accruement does not exceed the minimum amount required by the law and it will pay the deducted or accrued amount fully to the relevant taxation authority or other governmental authority, including the amount that has been deducted or accrued from the total amount according to the relevant laws and regulations to ensure that the guarantor can receive the leaving fund stated in article 12.2;

12.2 This company should pay the leaving fund to the guarantor when making the deduction or accruement to ensure that the guarantor can receive all the relevant funds fully, as if this deduction or accruement does not exist; and

12.3 This company should provide the copy of official receipt or other certificate document for this kind of deduction or accruement and it paying tax to the relevant taxation authority or other governmental authority immediately as requested by the guarantor at any moment.

13. This company presents and guarantees to the guarantor as follows:

13.1 This company (if it is a company) is established and preserved effectively according to the governing laws and regulations of the establishment place of the company, and it is completely qualified to engage in the business in that governing area and other areas where this company has business; if this qualification is not possessed in the above-mentioned governing area, it will bring virtual negative influence to the business of this company, and this company also has full power (of the company and others) and legal right to own the assets and engage in the business.

13.2 This company also has full power (of the company and others) and legal right to sign and perform all its obligations in this counter-guarantee agreement with the full authorization of the company and other behaviors.

13.3 This counter-guarantee agreement composes of the legal, valid and promissory obligations of this company, and the contents of this agreement is performable.

13.4 This company signs the counter-guarantee agreement and performs and abides by the obligations in this agreement:

13.4.1 It has not and won’t breach or violate any law, regulation, order, authorization, license, agreement, promise, instruction, obligation or liability applicable to or restricting or affecting this company or its assets or revenue, nor the agreement is breached due to the notice and/or expiration and/or the satisfaction of other conditions;

13.4.2 It has not and won’t restrict this company (no matter due to the regulations about issuing guaranty in the company memorandum, other organization documents and company manual or any law, regulation, order, agreement, instruction or others) or its board of directors to implement the power, nor it has the restrictions influencing this company excessively;

13.4.3 It has not and won’t induce or compel this company to set mortgage and pledge on all or part assets or revenues owned by it or to be owned by it; and

13.5 This company has obtained all the authorizations necessary or related to the signature, delivery, performance, validity and feasibility of this counter-guarantee agreement from the governmental authority, loaner or the shareholders of the company (if it is a company), and the authorizations will maintain complete effectiveness.

14. This company promises to the guarantor if only this company bears the obligations or liabilities (no matter they are actual, coming or contingent) to the guarantor according to the counter-guarantee agreement, unless the guarantor agrees definitely in written separately, this company will:

14.1 maintain the company form and management activity substantively according with all the applicable and restrictive laws, regulations, orders, authorizations, licenses, agreements, promises, instructions, obligations and liabilities;

14.2 pay or receive the expired tax payable based on the assets revenue, income or profit of this company; pay or receive all kinds of legal claim to avoid the possible lawsuit related to the assets revenue, income and profit due to this payment or receiving action, it should be reimbursed prior to other liabilities, while the public reserve fund and reserve drawn according to the commonly accepted accounting principles and rules, whose validity has well-meaning dispute and is in the proper procedure, is except;

14.3 guarantee the obligations of this company in the counter-guarantee agreement, no matter it is actual, coming or contingent, should not be less than or at least equivalent to any other actual, coming or contingent obligation of this company in payment and other aspects; guarantee the obligations of this company in the counter-guarantee agreement are direct, unconditional, irrevocable and usual, unless otherwise indicated in the company law of the establishment place of this company.

15. If this company (1) breaches its obligations in this agreement, or (2) the presentation and guarantee in the above-mentioned article 13 is incorrect or misleading when hereafter cited according to the actual condition, this company should (if requested by the guarantor) provide the cash guarantee immediately and deposit the cash into the account specified by the guarantor according to the requirement of guarantor to guarantee the liabilities or contingent liabilities of guarantor in the guaranty. Besides the above-mentioned, general, or bank special lien, counteraction right or other rights, the guarantor should be also entitled to deduct or withhold the account deposit (no matter whether it is informed, expired or which currency it is) of this company in the guarantor with the maximum authorization of any applicable law, or take actions to other creditor’s rights of this company to the guarantor to counteract the liabilities of this company in the counter-guarantee agreement, and the above-mentioned actions need not inform the company or any other person; the guarantor is hereby authorized to purchase other kinds of currencies with the deposit in this account due to the above-mentioned objective.

16. This company should compensate the guarantor all the costs, governmental expense and other expenses (including but not limited to all the fully compensated legal expense and other expenses) due to the preparation and signature of this counter-guarantee agreement, the implementation of power or right, the lawsuit or other manner is adopted to receive the fund payable stated in this counter-guarantee agreement, the implementation or attempt to implement the right of guarantor in this agreement, the deraignment of the lawsuit related with this agreement in which the guarantor is the defender or the cancellation of this agreement after canceling the guaranty completely once requested at any moment, and all the funds that is paid by the guarantor but should be undertaken by this company according to this agreement.

17. Even if the authorized signer in this counter-guarantee agreement or the member restricted by this agreement has not signed this agreement or bound by it due to any reason, or this counter-guarantee agreement losses or is to loss the feasibility for the above-mentioned members, each member of this company agrees to be bound by this counter-guarantee agreement.

18. The guarantor is entitled to cancel the liabilities of one or numerous members in this counter-guarantee agreement, or alter or modify the obligations of one or numerous members of this company, or provide the extension in time limit or make the other arrangement, and the above-mentioned behavior of guarantor won’t affect or cancel it right to any member of this company.

19. This company and its successor is bound by the counter-guarantee agreement, which is also applicable for the interest of guarantor’s successor or transferee. This counter-guarantee agreement and any other guarantee stated or related in this agreement can only be transferred by the guarantor.

20. Even if the guarantor has not performed its right, power, privilege, independent right in this agreement, or there is the negligence or delay when the guarantor is performing the above-mentioned right or power, or the guarantor has the transaction with this company, the above-mentioned right, power, privilege or independent right won’t be affected or regarded as waiver, and the separate or part performance of any right, power, privilege or independent right won’t deprive the further performance of right or power or the performance of guarantor to any other right, power, privilege or independent right. The right, power, privilege or independent right of guarantor in this counter-guarantee agreement is accumulative, and other right, power, privilege or independent right regulated by the law will not be deprived, either.

21. The notice or request issued according to this agreement should be written, and delivered to this company according to the address or telex or fax number stated in the later paragraph of this counter-guarantee agreement (unless this company tells other address or telex or fax number definitely 5 days in advance). The notice or request sent to this company in the following manner should be regarded as having been delivered: (1) if the telex is adopted, the confirmation reply received when sending will be referred; (2) if the fax is adopted, the electronic signal when sending or other confirmation will be referred; (3) if the mail is adopted, the date leaving the mail at the address is referred when sending in person, two (2) days after posting the mail is referred when mailing to the domestic address, while ten (10) days after posting the mail is referred when mailing to the foreign address.

22. If any article in this counter-guarantee agreement is illegal, invalid or infeasible according to the governing law, the legality, validity and feasibility of other articles in the counter-guarantee agreement and the governing law won’t be affected or damaged.

23. The rights and obligations of the parties in this counter-guarantee agreement and their interpretation is applicable for the laws of Hong Kong, while this does not damage or restrict any other right or relief of the guarantor according to the law of where this company or its property is located.

24. The guarantor and this company irrevocably agree this counter-guarantee agreement, the document or instruction regulated in this agreement or the legal action or judicial procedure resulted from the above-mentioned agreement, document or instruction can be submitted to the court of Hong Kong, and the guarantor and this company usually obey the non-exclusive jurisdiction of the legal action or judicial procedure related with themselves and their properties (no matter whether in the accounts of themselves) irrevocably without any condition.

25. This company irrevocably delegates the person listed in the later paragraph of this counter-guarantee agreement as the agent to receive and confirm the delivery of statute, subpoena, order, adjudication or the judicial procedure processed in Hong Kong on behalf of this company. If the above-mentioned agent (or its successor) does not act as the agent of this company any more due to any reason, the company should delegate the new agent and inform the former agent immediately. This company agrees that it will be regarded as having been delivered when the relevant juridical document is sent to the address of that agent in Hong Kong, no matter whether the agent has informed this company.

26. This counter-guarantee agreement should not restrict the guarantor to lodge the lawsuit or judicial procedure on this company and/or its properties in one or several other governing areas, and the above-mentioned measures taken by the guarantor won’t deprive the right of guarantor to lodge the lawsuit procedure in other governing area synchronously or asynchronously.

27. This counter-guarantee agreement is and continues to be the property of guarantor, even if the claim of the guarantor resulted from this agreement has been compensated fully.

Signature Date:

Signature and Seal:                                                  Min-Tan Yang

Contact Address of This Company:
(Article 21 of This Agreement)

Fax:

Telex:

Tel: